EXHIBIT 10.17

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this “Agreement”), is made and entered into as of November__, 2015 by and between Community First, Inc., a Tennessee corporation (the “Company”) and ___________________________, a ___________ [organized/formed/incorporated] under the laws of ________ (the “Redeemed Stockholder”).  The Company and the Redeemed Stockholder are sometimes referred to hereinafter each as a “Party” and collectively as the “Parties.”

WHEREAS, the Company previously issued 17,806 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Shares”) to the United States Department of the Treasury (the “Treasury”) on February 27, 2009 in connection with the Company’s participation in the Capital Purchase Program of the Troubled Assets Relief Program (the “TARP”);

WHEREAS, the Company previously issued 891 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Shares”) to the Treasury on February 27, 2009 in connection with the Company’s participation in the TARP Capital Purchase Program;

WHEREAS, on April 14, 2014 the Treasury sold all of the Series A Shares and Series B Shares owned by it in a “dutch auction” (the “Auction”) pursuant to which various investors acquired all the Series A Shares and Series B Shares previously owned by the Treasury;

WHEREAS, the Redeemed Stockholder acquired ___ Series B Shares from the Treasury in connection with the Auction, which shares are listed on Exhibit A attached here (the “Shares”) and comprise all of the shares of the Company’s capital stock owned by the Redeemed Stockholder;

WHEREAS, the Company desires to purchase from the Redeemed Stockholder, and the Redeemed Stockholder desires to sell to the Company, all of the Redeemed Stockholder’s Shares (the “Redemption Transaction”);

WHEREAS, the Parties desire to condition the consummation and closing of the Redemption Transaction (the “Closing”) on those transactions and events set forth in Section 7(a) hereof (the “Closing Conditions”);

WHEREAS, the Redeemed Stockholder has had opportunity to independently consider the tax consequences of the Redemption Transaction provided for herein and to evaluate whether to sell its Shares to the Company in connection therewith; and

WHEREAS, in connection with the purchase and sale of the Redeemed Stockholder’s Shares, the Company and the Redeemed Stockholder desire to memorialize the rights, duties, and obligations of each after the Redemption Transaction.

NOW, THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed that the statements set forth in the recitals above are true and correct and are incorporated herein and made a part hereof, and that the Parties hereto agree as follows:

1.Definitions. For purposes of this Agreement, the following definitions shall apply:

“Affiliate” shall mean any officer, director, shareholder, member, partner, manager, beneficial owner, trustee, employee, participant, agent, heir, executor, administrator, personal representative, successor, or assign of a Person.

“Claim” shall mean any action, cause of action, suit, debt, due, sum of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damage, judgment, purchase option, security interests, rights of first refusal, proxies, transfer restrictions, liens, pledges (including any negative pledge), extent, execution, claim, demand or chose in action whatsoever, in law, admiralty, or equity (including, without limitation, court costs and reasonable attorney’s fees) voluntarily incurred or arising by operation of law.

“Closing Date” shall have the meaning set forth in Section 2(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the introductory paragraph herein.

“Effective Time” shall have the meaning set forth in Section 2(c).

“Governmental Authority” shall mean any domestic or foreign federal, state, provincial, local or municipal court, legislature, executive or regulatory authority, agency or commission, or other governmental entity, authority or instrumentality.

“Order” shall mean any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority.

“Person” shall mean an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a governmental body.

“Redemption” shall mean the transaction described in Section 2(a).

“Redemption Price” shall mean the payment by the Company to the Redeemed Stockholder described in Section 2(a).

“Shares” shall have the meaning as set forth in the recitals above.

2.Purchase and Sale of the Redeemed Stockholder’s Shares; Redemption Price; Closing.

(a)Subject to the terms and conditions of this Agreement (including, without limitation, the satisfaction of the conditions to the Company’s obligations hereunder as set forth in Section 7(a)), the Company agrees to purchase and redeem from the Redeemed Stockholder, and the Redeemed Stockholder agrees to sell and transfer to the Company (the “Redemption”), all of the Shares for a redemption price of $1,000.00 per share plus any accrued and unpaid dividends on the shares to, but excluding, the Closing Date (the “Redemption Price”).

(b)Subject to the terms and conditions of this Agreement, the closing of the Redemption (the “Closing”) will take place by facsimile, email and/or overnight courier exchange of documents at the offices of Bass, Berry & Sims PLC, 150 3rd Avenue South, Suite 2800, Nashville, Tennessee 37201 on the date that is three (3) business days after the satisfaction or waiver of all conditions to closing set forth in Section 7 hereof, or such other time and place that the Company and the Redeemed Stockholder may agree; provided, however, that in no event shall the Closing occur on or before December 30, 2015 (the “Closing Date”).

(c)At the Closing:

(i)the Redeemed Stockholder shall deliver to the Company (or, at the Company’s option the transfer agent for the Series B Shares) all certificates evidencing the Redeemed Stockholder’s Shares, duly endorsed or accompanied by a duly endorsed stock power in substantially the form attached hereto as Exhibit B; and

(ii)the Company shall deliver to the Redeemed Stockholder the Redemption Price as set forth on Exhibit A.

The “Effective Time” of this Agreement shall be the time of delivery of the items specified in Sections 2(c)(i) and 2(c)(ii) on the Closing Date.

(d)The Redemption Price shall be paid at Closing by wire transfer of immediately available funds pursuant to the written instructions provided to the Company by the Redeemed Stockholder at least one business day before the Closing. At the time of delivery to the Redeemed Stockholder of the Redemption Price as provided herein, all of the Shares shall be transferred to the Company without the necessity of further action by any person, and the Redeemed Stockholder shall cease to be a stockholder of the Company and all other rights (including but not limited to any and all accrued dividends and liquidation preferences) the Redeemed Stockholder has in or from the Company shall be automatically terminated without the payment of any additional consideration by the Company.

3.Representations and Warranties of the Company.  The Company hereby represents and warrants to the Redeemed Stockholder as follows:

(a)the Company is entitled to legally repurchase the Shares under the provisions of the Tennessee Business Corporation Act, as amended (the “TBCA”);

(b)assuming the satisfaction of the closing conditions set forth in Section 7(a)(ix), Section 7(a)(x) and Section 7(a)(xi), the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby by the Company and the fulfillment of and compliance with the terms and conditions hereof by the Company do not and will not with the passing of time or giving of notice (i) violate any provision of any law, regulation, governmental permit or license, judicial or administrative order, award, judgment or decree applicable to the Company, or (ii) conflict with, result in a breach of, or right to cancel or constitute a default under, any agreement, organizational document or instrument to which the Company is a party, by which the Company is bound or to which the Company is subject;

(c)the Company has obtained all requisite regulatory consents or approvals to enter into this Agreement;

(d)the Company is duly incorporated, validly existing, and in good standing under the laws of the State of Tennessee and is duly authorized and qualified to do all things required of it under this Agreement and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity); and

(e)the Company is repurchasing the Redeemed Stockholder’s Shares for its own account and not with a view toward distribution of those Shares.

4.Representations and Warranties of the Redeemed Stockholder. The Redeemed Stockholder hereby represents and warrants to the Company as follows:

(a)the Redeemed Stockholder is [a partnership/corporation/limited liability company] duly [formed/incorporated/organized] and validly existing and in good standing under the laws of __________;

(b)the Redeemed Stockholder is the sole record and beneficial owner of the Shares, has not transferred any portion of the Shares and has, and at the Closing will have, the full right, power and authority to sell and transfer the Shares being sold by it hereunder free and clear of all Claims and encumbrances;

(c)the execution and delivery of this Agreement by the Redeemed Stockholder, the consummation of the transactions contemplated hereby by Redeemed Stockholder and the fulfillment of and compliance with the terms and conditions hereof by Redeemed Stockholder do not and will not with the passing of time or giving of notice (i) violate any provision of any law, regulation, governmental permit or license, judicial or administrative order, award, judgment or decree applicable to Redeemed Stockholder, or (ii) conflict with, result in a breach of, or right to cancel or constitute a default under, any agreement, organizational document or instrument to which Redeemed Stockholder is a party, by which Redeemed Stockholder is bound or to which Redeemed Stockholder or the Shares are subject;

(d)the Redeemed Stockholder is not a “foreign person” within the meaning of Code § 1445 and it will furnish the Company with an affidavit that satisfies the requirements of Code § 1445(b)(2);

(e)the Redeemed Stockholder has the requisite [corporate/partnership/limited liability company] power and authority to execute and deliver this Agreement and perform its obligations under this Agreement, and this Agreement constitutes the valid and binding obligation of the Redeemed Stockholder, enforceable against the Redeemed Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity);

(f)all consents, approvals, authorizations and orders necessary for the execution and delivery by the Redeemed Stockholder of this Agreement and the sale of the Shares to the Company contemplated hereby have been obtained;

(g)the Redeemed Stockholder is aware of the Company’s business affairs and financial condition and has acquired or been provided with the opportunity to acquire sufficient information about the Company to reach an informed and knowledgeable decision about whether to sell the Shares to the Company;

(h)the Redeemed Stockholder has received or has had the opportunity to receive independent legal advice from its attorneys with respect to the advisability and legal effect of each aspect of this Agreement, and the Redeemed Stockholder acknowledges that it is not relying on any advice or recommendation from the Company or any Affiliate of the Company with respect to its decision to sell the Shares or the price at which such Shares are being sold pursuant hereto, and that other than as set forth herein, neither the Company, nor any Affiliate thereof, has made any representation, warranty or covenant, express or implied, to the Redeemed Stockholder with respect to the Shares or the Company’s or any of its subsidiaries’ business, affairs, prospects, results of operations or financial condition and neither the Company, nor any Affiliate thereof, shall have any liability to the Redeemed Stockholder with respect to the sale of the Shares or the transactions contemplated by this Agreement;

(i)the Redeemed Stockholder acknowledges that the Redemption Price is fair to the Redeemed Stockholder;

(j)the Redeemed Stockholder acknowledges, understands and agrees that the Shares shall be repurchased and redeemed by the Company solely for the Redemption Price set forth in Section 2(a) hereof, and any and all accrued dividends, liquidation preferences and rights arising from, related to or in connection with the Shares shall be terminated and cancelled and will no longer be due and payable to or exercisable by the Redeemed Stockholder effective as of the Effective Time;

(k)the Redeemed Stockholder acknowledges and understands that any and all rights and privileges afforded to the Shares under the Charter of the Company (including any amendments thereto), or any other agreement or understanding shall be terminated and cancelled upon consummation of the transactions contemplated by this Agreement, effective as of the Effective Time, and that the consideration paid under this Agreement may be less than the consideration the Redeemed Stockholder would be entitled to receive under such Charter, other agreements or understandings;

(l)upon the execution and delivery of this Agreement by the Redeemed Stockholder and the consummation of the transactions contemplated hereby, the Redeemed Stockholder will not have any beneficial ownership of capital stock in, or any right, option or warrant to acquire any capital stock in, the Company or its subsidiaries;

(m)the Redeemed Stockholder is not a party to litigation or any similar proceeding in which a charging order against the Shares has been sought or awarded; and

(n)the Redeemed Stockholder has had opportunity to independently consider the tax consequences of the Redemption Transaction.

5.Indemnification; Release. Effective as of the Effective Time:

(a)Company Indemnification. The Company shall indemnify, defend, and hold the Redeemed Stockholder harmless from any and all Claims, whether by third party claim or otherwise arising, directly or indirectly, out of or resulting from (i) any breach of a covenant or obligation in this Agreement by the Company and (ii) any breach or inaccuracy of any representation or warranty by the Company contained in this Agreement.

(b)Redeemed Stockholder’s Indemnification. The Redeemed Stockholder shall indemnify, defend and hold the Company and its Affiliates harmless from any and all Claims, whether by third party claim or otherwise arising, directly or indirectly, out of or resulting from (i) any breach of a covenant or obligation in this Agreement by the Redeemed Stockholder; and (ii) any breach or inaccuracy of any representation or warranty by the Redeemed Stockholder contained in this Agreement.

(c)Redeemed Stockholder’s Release.  The Redeemed Stockholder, on behalf of itself and its Affiliates, hereby unconditionally and irrevocably releases and forever discharges the Company and its Affiliates (individually, a “Redeemed Stockholder Releasee” and collectively, the “Redeemed Stockholder Releasees”) from any and all claims, causes of actions, demands, damages, debts, obligations and liabilities of any kind whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which such Redeemed Stockholder or any of the Affiliates of the Redeemed Stockholder now has, has ever had or may hereafter have against the respective Redeemed Stockholder Releasees related to such Redeemed Stockholder’s ownership and sale of the Shares arising contemporaneously or prior to the Closing, whether or not relating to claims, matters, or other events pending on, or asserted after, the Closing Date.  The Redeemed Stockholder on behalf of itself and each of its Affiliates hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Redeemed Stockholder Releasee based upon any matter purported to be released hereby and will indemnify the Redeemed Stockholder Releasees with respect to liabilities, costs, expenses, claims or damages arising from any claim, demand or proceeding by such Redeemed Stockholder or any person claiming by or through such Redeemed Stockholder, including, without limitation, any Affiliate of the Redeemed Stockholder, based on any matter purported to be released hereby.

6.Covenants.

(a)Publicity.  Each Party hereto shall not, and shall cause its Affiliates not to, release, publish, or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of the Redeemed Stockholder, in the case of any public announcement by the Company or any of its Affiliates, or the Company, in the case of any public announcement by the Redeemed Stockholder or any of its Affiliates; provided, however, that nothing contained herein will (i) limit any Party from making any announcements, statements or acknowledgments that such Party is required by applicable laws or regulations to make, issue or release, or (ii) limit the Company or any of its Affiliates from making any disclosures that it deems necessary or advisable to be made in filings with the Securities and Exchange Commission or any disclosures to a Governmental Authority.

(b)No Negotiation; No Encumbrances.  Until such time as this Agreement is terminated pursuant to Section 8, the Redeemed Stockholder shall not, and shall cause its Affiliates and agents not to, directly or indirectly, solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than the Company or any Affiliates thereof) relating to any sale of the Shares.  The Redeemed Stockholder shall notify the Company of any such inquiry or proposal and the terms thereof within 24 hours of receipt or awareness.  The Redeemed Stockholder shall not enter into any transaction or arrangement that would result in the Shares being subject to any Claim or allow the Shares to become subject to any Claim whether by operation of law or otherwise.

(c)Reasonable Best Efforts.  Each Party to this Agreement shall use its reasonable best efforts to cause all of the conditions precedent to the Company’s and the Redeemed Stockholder’s obligations set forth in Section 7(a) and Section 7(b), as applicable, to be satisfied, to the extent that such Party’s action or inaction can control or influence the satisfaction of such conditions.  Additionally, each of the Parties hereto agrees to execute such instruments and take such actions as may be reasonably necessary to carry out the intent of this Agreement.

7.Conditions to Obligations of Each Party.

(a)Conditions to the Company’s Obligations. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (any of which may be waived in writing, in whole or in part, by the Company):

(i)each of the representations and warranties of the Redeemed Stockholder in Section 4 of this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing as if made on the Closing Date;

(ii)all of the covenants and obligations that the Redeemed Stockholder is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects;

(iii)no Governmental Authority having jurisdiction over the Company or any of its Affiliates shall have objected to the Redemption or prohibited the Company from paying the Redemption Price;

(iv)all Claims on the Shares must have been released at or prior to the Closing;

(v)no Order of any Governmental Authority restraining, enjoining or otherwise preventing or delaying the consummation of this Agreement or the transactions contemplated hereby shall be outstanding, and no Proceedings or investigations by or before, or otherwise involving, any Governmental Authority shall be threatened or pending against the Company or any of its Affiliates or the Redeemed Stockholder which seeks to enjoin or prevent the consummation of the transactions contemplated under this Agreement or which seek material damages in connection with the transactions contemplated hereby;

(vi)there must not have been made or threatened by any Person any claim asserting that such Person (A) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, the Shares, or (B) is entitled to all or any portion of the Redemption Price payable for the Shares;

(vii)neither the consummation nor the performance of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with, or result in a violation of, or cause the Company or any Affiliate thereof to suffer any material adverse consequence under, (a) any applicable law or regulations or Order or (b) any law or regulation or Order that has been published, introduced, or otherwise proposed by or before any Governmental Authority;

(viii)the Redeemed Stockholder must have caused the following documents and instruments to be delivered (or tendered subject only to Closing) to the Company (or in the case of items (A) and (C) below, if requested by the Company, the transfer agent for the Company):

(A) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers in substantially the form of Exhibit B attached hereto with medallion guaranteed signatures), for transfer of the Shares;

(B) a certificate dated as of the Closing Date executed by a duly authorized officer of the Redeemed Stockholder confirming the accuracy of the statements set forth in Section 6(a)(i) and Section 6(a)(ii); and

(C) such other documents relating to the transactions contemplated herein as the Company may reasonably request;

(ix)the Company shall have paid all accrued but unpaid interest then due and owing with respect to the subordinated debentures previously issued by the Company in connection with issuance of trust preferred securities by affiliated trusts of the Company;

(x)the Company shall have redeemed the Series A Shares owned by the holders thereof (the “Series A Redemptions”) other than any officers or directors of the Company or any other shareholders that are not institutions (the “Remaining Shareholders”), and each of the Remaining Shareholders shall have consented to the Redemption, the Series A Redemptions and the Concurrent Redemptions (as defined below); and

(xi)the Company shall have redeemed all the outstanding Series B Shares (the “Concurrent Redemptions”).

(b)Conditions to the Redeemed Stockholder’s Obligations.  The obligations of the Redeemed Stockholder to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (any of which may be waived in writing, in whole or in part, by the Redeemed Stockholder):

(i)each of the representations and warranties of the Company in Section 3 of this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing as if made on the Closing Date;

(ii)all of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects;

(iii)no Order of any Governmental Authority restraining, enjoining or otherwise preventing or delaying the consummation of this Agreement or the transactions contemplated hereby shall be outstanding, and no Proceeding or investigations by or before, or otherwise involving, any Governmental Authority shall be threatened or pending against the Redeemed Stockholder or the Company or any of its Affiliates which seeks to enjoin or prevent the consummation of the transactions contemplated under this Agreement or which seek material damages in connection with the transactions contemplated hereby;

(iv)the Company must have paid the Redemption Price required to be paid at Closing and the Company shall have delivered to the Redeemed Stockholder a certificate dated as of the Closing Date duly executed by the Company confirming the accuracy of the statements set forth in Section 6(b)(i) and Section 6(b)(ii); and

(v)the Company shall have consummated the Concurrent Redemptions and the Series A Redemptions.

8.Termination Events.

(a)Termination Events.  By written notice given prior to or at the Closing, subject to Section 8(b), this Agreement may be terminated as follows:

(i)by the Company, in the event a material breach of this Agreement has been committed by the Redeemed Stockholder and such breach has not been waived in writing by the Company;

(ii)by the Redeemed Stockholder, in the event a material breach of this Agreement has been committed by the Company, and such breach has not been waived in writing by the Company;

(iii)by the Company, if the satisfaction of any of the conditions to the Company’s obligation to close the transactions contemplated hereby as set forth in Section 7(a) becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement), and the Company has not waived such condition in writing on or before such date;

(iv)by the Redeemed Stockholder, if the satisfaction of any of the conditions to the Redeemed Stockholder’s obligation to close the transactions contemplated hereby as set forth in Section 7(b) becomes impossible (other than through the failure of the Redeemed Stockholder to comply with its obligations under this Agreement), and the Redeemed Stockholder has not waived such condition in writing on or before such date;

(v)by the Company or the Redeemed Stockholder, if any Order of any Governmental Authority of competent jurisdiction permanently restraining, enjoining or otherwise preventing the consummation of the transactions contemplated hereby has been issued and becomes final and non-appealable;

(vi)by mutual written consent of the Company and the Redeemed Stockholder; or

(vii)by the Company or the Redeemed Stockholder, if the Closing has not occurred on or before March 31, 2016 or such later date as the Company and the Redeemed Stockholder may agree upon in writing, unless the terminating party is in material breach of this Agreement.

(b)Effect of Termination.  Each Party’s right of termination under Section 8(a) is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies.  If the Agreement is terminated pursuant to Section 8(a), all obligations of the parties under this Agreement will terminate, except that the obligations in Section 6(c), Section 8 and Section 9 will survive; provided, however, that termination of this Agreement will not preclude a party from bringing a claim against any other Party to this Agreement for a breach arising prior to such termination pursuant to the terms and conditions set forth herein.

9. Miscellaneous.

(a)Parties in Interest; Successors and Assigns. No Party may assign this Agreement without the prior written consent of the other Party. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

(b)Counterparts. This Agreement may be signed in two or more counterparts, all of which taken together shall constitute one executed original.

(c)Governing Law; Venue. This Agreement, and any dispute, controversy or claim arising out of or relating to this Agreement or a breach thereof, shall be governed by, and construed in accordance with, the laws of the State of Tennessee.  Venue for any dispute hereunder shall lie in the state or federal courts of Maury County, Tennessee.

(d)Survival. All warranties, representations, indemnities, covenants and other agreements of the parties contained in this Agreement shall survive the execution, delivery performance, and termination of this Agreement and shall continue in full force and effect after the Effective Time.

(e)Notice. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the address noted below, or at such other address as such Party may designate by ten (10) days’ advance written notice to the Company:

(i)if to the Company, at 501 South James Campbell Blvd, Columbia, Tennessee 38401, Attention Louis Holloway; Facsimile (931) 490 - 3426; and

(ii)if to the Redeemed Stockholder, at the address of such Redeemed Stockholder set forth on the signature page of this Agreement.

(f)Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(g)Authority. Each of the parties warrants and represents to the other that it has the full power and authority to execute, deliver, enter into and perform this Agreement, that the execution, delivery and performance hereof has been fully and properly authorized and approved on its part, and that the individual executing and delivering this agreement on its behalf has been duly authorized, and is fully empowered, to do so.

(h)Non-Reliance. The making, execution, and delivery of this Agreement by the Parties hereto have not been induced by any representations, warranties, statements, or agreements other than those expressed in this Agreement.

(i)Acknowledgment. Each of the Parties acknowledges that (i) such Party has read this Agreement; (ii) such Party understands the terms and consequences of this Agreement; (iii)

such Party is fully aware of the legal and binding effect of this Agreement; and (iv) such Party has had the opportunity to be represented by legal counsel of its choosing.

(j)Entire Agreement. This Agreement represents the entire understanding of the Parties with respect to its subject matter and supersedes and cancels all prior written or oral contracts, agreements and understandings of the parties with respect to it. No amendment to this Agreement shall be effective unless in writing executed by all Parties.

(k)Expenses.  The Company and the Redeemed Stockholder shall each pay its own expenses in connection with the transactions contemplated by this Agreement.

(l)Enforcement of Agreement.  The Redeemed Stockholder acknowledges and agrees that the Company would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Redeemed Stockholder could not be adequately compensated by monetary damages.  Accordingly, the Redeemed Stockholder agrees that, in addition to any other right or remedy to which the Company may be entitled, at law or in equity, it will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of the provisions of this Agreement, without posting any bond or other undertaking.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed the Agreement as of the date first above written.

THE COMPANY:

COMMUNITY FIRST, INC.,

a Tennessee corporation

By _________________________________

Its _________________________________

THE REDEEMED STOCKHOLDER:

____________________________________

By: _________________________________

Name:

Its: _________________________________

Address: _____________________________

____________________________________

Facsimile:

EXHIBIT A

The Redeemed Stockholder’s Shares of

Series B Preferred Stock of

Community First, Inc. and the Redemption Price

Shares of Series B Preferred Stock	Redemption Price Per Share
_________	$__________

A-1

EXHIBIT B

STOCK POWER

FOR VALUE RECEIVED, the undersigned ______________________, does hereby sell, assign and transfer to Community First, Inc. (the “Company”), _________________(_______) shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B of COMMUNITY FIRST, Inc. represented by Certificate No. ___ in the name of the undersigned on the books of the Company.

The undersigned does hereby irrevocably constitute and appoint Jon Thompson as attorney-in-fact to transfer the said stock on the books of the Company, with full power of substitution in the premises.

DATED this __ day of December, 2015

Name:

Title:

15395354.1

B-1